Exhibit 99.1

PENN VIRGINIA RESOURCE GP, LLC

BALANCE SHEET

December 31, 2003

(in thousands)

ASSETS
Current assets:
Cash and cash equivalents	$94
Accounts receivable – affiliates	3,814
Prepaid expenses	401

Total current assets	4,309

Investment in Penn Virginia Resource Partners, L.P.	375

Total assets	$4,684

LIABILITIES AND OWNER’S EQUITY
Current Liabilities:
Accounts payable	$92
Accounts payable - affiliates	2,415
Accrued liabilities	1,309

Total current liabilities	3,816

Owner’ Equity:
Owner’s equity	1,314
Less: Unearned compensation	446

Total owner’s equity	868

Total liabilities and owner’s equity	$4,684

See accompanying notes to balance sheet.

PENN VIRGINIA RESOURCE GP, LLC

NOTES TO BALANCE SHEET

1. Nature of Operations

Penn Virginia Resource GP, LLC (the “General Partner”) is a Delaware limited liability company formed on July 9, 2001 to become the general partner of Penn Virginia Resource Partners, L.P. (the “Partnership”). The General Partner is an indirect wholly owned subsidiary of Penn Virginia Corporation. The General Partner owns a 2% general partner interest in the Partnership.

The Partnership is a Delaware limited partnership formed by Penn Virginia Corporation in July 2001 to own and operate most of the assets, liabilities and operations of Penn Virginia Corporation’s coal royalty business. The Partnership, through its wholly owned subsidiary Penn Virginia Operating Co., LLC, enters into leases with various third-party operators that gives those operators the right to mine coal reserves on the Partnership’s land in exchange for royalty payments. The Partnership also sells timber growing on its land and provides fee-based infrastructure facilities to certain lessees to enhance coal production and to generate additional coal services revenues.

The General Partner manages the operations and activities of the Partnership and owes a fiduciary duty to the Partnership’s unitholders. Most of the Partnership’s personnel are employees of the General Partner. The General Partner is liable for all of the Partnership’s debts (to the extent not paid from the Partnership’s assets), except for indebtedness or other obligations that are made specifically non-recourse to the General Partner.

The General Partner does not receive any management fee or other compensation for the management of the Partnership. The General Partner and its affiliates are reimbursed for expenses incurred on the Partnership’s behalf. These expenses include the costs of employee, officer and director compensation and benefits properly allocable to the Partnership and all other expenses necessary or appropriate to conduct the business of, and allocable to, the Partnership. The partnership agreement provides that the General Partner will determine the expenses that are allocable to the Partnership in any reasonable manner determined by our General Partner in its sole discretion.

2. Significant Accounting Policies

Basis of Presentation

The accompanying balance sheet of Penn Virginia Resource GP, LLC is of the parent company only and does not include the accounts of Penn Virginia Resource Partners, L.P. or any of its subsidiaries. The General Partner’s uses the equity method to account for its investment in the Partnership. The balance sheet of the General Partner should be read in conjunction with the financial statements and accompanying notes of Penn Virginia Resource Partners, L.P. as of and for the year ended December 31, 2003, filed on Form 10-K.

Cash and Cash Equivalents

Cash equivalents are defined as all highly liquid investments purchased with an original maturity of three months or less. The General Partner generally does not maintain cash balances. Cash transactions are generally settled through intercompany accounts (see Note 3. Related Party Transactions).

Fair Value of Financial Instruments

Accounts receivable and accounts payable approximate fair value due to the short-term maturity of these financial instruments.

Use of Estimates

The preparation of the accompanying balance sheet in conformity with accounting principles generally accepted in the United States of America requires management to make certain assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities. Actual results could differ from those estimates.

Income Taxes

The Company is considered to be a disregarded entity for federal and state tax purposes, whereby the General Partner’s operating results are reported in the tax return of its owner. Therefore, the General Partner is a nontaxable entity and no provision has been made for federal or state income taxes in the financial statements.

3. Related Party Transactions

Accounts Receivable – Affiliates and Accounts Payable – Affiliates

Accounts receivable – affiliates and accounts payable – affiliates reflect the General Partner’s participation in Penn Virginia Corporation’s central cash management program, wherein all of the General Partner’s receipts are remitted to Penn Virginia Corporation and its subsidiaries and all cash disbursements are funded by Penn Virginia Corporation and its subsidiaries.

4. Investments

In conjunction with the formation of the General Partner in 2001, the company contributed net assets to the Partnership in return for a 2% general partner interest in Penn Virginia Resource Partners, L.P. The summarized assets and liabilities of the Partnership as of December 31, 2003 were as follows (in thousands):

Current assets	$16,742
Property, plant and equipment, net	233,277
Intangible assets	4,869
Other	5,004

Total assets	$259,892

Current liabilities	$6,985
Deferred income and other long-term liabilities	8,821
Long-term debt	90,286
Partners’ capital	153,800

Total assets	$259,892

5. Accrued Liabilities

Accrued liabilities as of December 31, 2003 are summarized as follows (in thousands):

Accrued professional services	$569
Accrued payroll	704
Other	36

Total	$1,309

6. Line of Credit

As part of Penn Virginia Corporation’s $5.0 million line of credit, the General Partner has a $0.5 million line of credit with a financial institution due in June 2004, renewable annually. We have an option to elect either a fixed rate LIBOR loan, floating rate LIBOR loan or base rate (as determined by the financial institution) loan. At December 31, 2003, the General Partner had no outstanding balance under this line of credit.

7. Unearned Compensation

The General Partner had 28,700 restricted units outstanding to directors and officers of the general partner as of December 31, 2003. A restricted unit entitles the grantee to receive a common unit upon the vesting of the restricted unit. Restricted units vest upon terms established by the Partnership Compensation Committee, but in no case earlier than the conversion to common units of the Partnership’s outstanding subordinated units. In addition, the restricted units will vest upon a change of control of the General Partner or the Penn Virginia Corporation. If a grantee’s employment with or membership on the Partnership’s Board of Directors of the General Partner terminates for any reason, the grantee’s restricted units will be automatically forfeited unless, and to the extent, the compensation committee provides otherwise. Common units to be delivered upon the vesting of restricted units may be common units acquired by the general partner in the open market, common units already owned by the general partner, common units acquired by the general partner directly from the Partnership or any other person or any combination of the foregoing. The General Partner is entitled to reimbursement by the Partnership for the cost incurred in acquiring such common units. Distributions payable with respect to restricted units may, at the Partnership’s Compensation Committee’s request, be paid directly to the grantee or held by the Partnership and made subject to a risk of forfeiture during the applicable restriction period.

The following table summarizes information with respect to restricted units awarded by the general partner:

	2003
	Restricted Units	Fair Value
Outstanding at beginning of year	20,500	$24.67
Granted	8,200	$23.05
Vested	—	—
Forfeited	—	—

Outstanding at end of year	28,700	$24.20

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